UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2021
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Life Partners Position Holder Trust
Life Partners IRA Holder Partnership, LLC
 (Exact name of registrants as specified in its charter)
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Texas
(State or Other Jurisdiction of Incorporation)

000-55783 000-55784	81-6950788 81-4644966
(Commission File Number)	(I.R.S. Employer Identification Nos.)

2001 Bryan Street, Suite 1800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 560-5404
(Registrants’ Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth companies  ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

To provide for short term capital needs of the Position Holder Trust, if any, effective January 29, 2021 the Position Holder Trust renewed and increased its existing revolving credit facility with Veritex Community Bank of Dallas, Texas. The renewed credit facility has a two-year term and the line was increased from $15 million to $25 million. The facility is secured by a lien against the assets of the Position Holder Trust and will bear interest at the rate of 5% per annum as to any amounts drawn thereunder.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS POSITION HOLDER TRUST

Date: February 3, 2021	By:	/s/ Michael J. Quilling
Michael J. Quilling
Trustee

LIFE PARTNERS IRA HOLDER PARTNERSHIP, LLC

Date: February 3, 2021	By:	/s/ Michael J. Quilling
Michael J. Quilling
Manager